                                                                     EXHIBIT 8.2

Joe R. Lane (1858-1931)                     LANE & WATERMAN                Christopher J. Curran*
Charles M. Waterman (1847-1924)                                            Joseph C. Judge*
William C. Davidson*               220 North Main Street, Suite 600        Jason J. O'Rourke*
C. Dana Waterman III                  Davenport, Iowa 52801-1987           Troy D. Venner*
Charles E. Miller*                     Telephone (563) 324-3246            Courtney M. Kay-Decker*
James A. Mezvinsky                        Fax (563) 324-1616               Troy A. Howell*
David A. Dettmann*                                                         Gregory C. Guiney*
Dana M. Craig*                   Writer's Direct Dial: (563) 333-6660      Diane M. Reinsch*
Terry M. Giebelstein*              E-Mail Address: jjudge@l-wlaw.com       Catherine E. E. Hult*
Rand S. Wonio                                                              Nathan Clark*
Curtis E. Beason                              May 3, 2002                  Mikkie R. Schiltz**
Robert V. P. Waterman, Jr.*
Peter J. Benson*                                                             Of Counsel
Michael L. Noyes                                                           Donald H. Sitz
R. Scott Van Vooren*                                                       Robert V. P. Waterman
Thomas D. Waterman*                                                        Robert A. Van Vooren*
John D. Telleen*                                                           Thomas N. Kamp
Richard A. Davidson*
Carole J. Anderson*                                                           *Also Admitted in Illinois
Michael P. Byrne*                                                             ** Only Admitted in Illinois
Edmund H. Carroll, Jr.*
Jeffrey W. Paul*                                                           224 18/th/ Street, Suite 500
Theodore F. Olt III*                                                       Rock Island, Illinois 61201-8739
Cameron A. Davidson*                                                       Telephone (309) 786-1600
Judith L. Herrmann*                                                        Fax (309) 786-1794
Robert B. McMonagle*

     John Deere Receivables, Inc.
     First Interstate Bank Building
     1 East First Street
     Reno, NV 89501

     John Deere Capital Corporation
     First Interstate Bank Building
     1 East First Street
     Reno, NV 89501

               RE:  Registration Statement on Form S-3
                    to Register Asset Backed Notes and Asset
                    Backed Certificates

     Ladies and Gentlemen:

               We have acted as special Iowa tax counsel for John Deere Receivables, Inc., a Nevada Corporation (the "Company"), in connection with the above-captioned Registration Statement (such registration statement together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of the Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") with an aggregate principal amount set forth in the Registration Statement. As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a Delaware business trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each a "Trust Agreement") between the Company and a Trustee. For each series, the Notes will be issued pursuant to an Indenture between the related Trust and an Indenture Trustee and a Sale and Servicing Agreement among the related Trust, the Company and John Deere Capital Corporation, as Servicer (each, a "Sale and Servicing Agreement"), and the Certificates will be issued pursuant to a Trust Agreement and such Sale and Servicing

John Deere Receivables, Inc.
John Deere Capital Corporation
May 3, 2002
Page 2

Agreement. Capitalized terms not otherwise defined herein are used as defined in the form of Sale and Servicing Agreement filed as an exhibit to the Registration Statement.

               In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and we have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Sale and Servicing Agreement, the form of Indenture (including the forms of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto and including the form of Certificate of Trust to be filed with the Delaware Secretary of State) and the form of Purchase Agreement between the Company and John Deere Capital Corporation (collectively, the "Operative Documents").

               As to any facts material to the opinions expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Operative Documents and we have not independently established or verified their accuracy. We have assumed authenticity of all documents submitted to us and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

               Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as Iowa tax counsel with respect to an issuance of Notes and Certificates, the statements set forth in the Prospectus Supplement forming part of the Registration Statement under the caption "CERTAIN IOWA TAX CONSIDERATIONS" accurately reflect our opinion.

               We know that we are referred to under the headings "CERTAIN IOWA TAX CONSIDERATIONS" and "LEGAL OPINIONS" in the Prospectus Supplement and the heading "LEGAL OPINIONS" in the Prospectus and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as an Exhibit thereto.

                                             Very truly yours,

                                             LANE & WATERMAN